Exhibit 99.1

Pareteum Corporation Granted Extension by

NYSE MKT for Compliance with Listing Requirements

NEW YORK, January 9, 2017 /PRNewswire/-- Pareteum Corporation (NYSE MKT: TEUM) ("Pareteum" or the "Company"), a leading provider of mobile networking software and services, today announced its receipt from the NYSE MKT LLC of a notice amending and extending the conditional grant period for the Company’s plan of compliance.

On January 5, 2017, Pareteum Corporation (the “Company”) received a notice from the NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(ii), Section 1003(a)(iii), Section 1003(a)(iv) and Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”). The Exchange further stated that the Company is also not in compliance with Section 1003(a)(i) since the Company’s reported stockholders’ equity as of September 30, 2016 was $(6.4) million and the Company has net losses in its last five most recent fiscal years ended December 31, 2015. The Exchange has since reviewed the Company’s most recent updates and determined to extend the plan period for the Company to regain compliance with Section 1003(a)(iv) through June 30, 2017 and Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) through November 27, 2017. As previously disclosed in a Current Report on Form 8-K filed by the Company on December 9, 2016, the Company has until June 6, 2017 to regain compliance with Section 1003(f)(v).

“Pareteum continues its recovery process and with the extensions to June 30, 2017 and November 27, 2017, the Exchange has provided the Company with additional time to continue with the implementation of our growth plans, while now reviewing our progress on a quarterly basis,” said Hal Turner, Pareteum’s Executive Chairman. “The timeframes are also consistent with the recently announced restructuring of our senior secured debt, which together provide us with the ability to more fully execute on our expanded business with Vodafone, while growing our Global Cloud Platform through the building of a new sales team being assembled by our CEO, Vic Bozzo.”

Mr. Bozzo added, “the restructuring activities of 2016 are complete and have created a foundation for what we anticipate to be profitable growth in 2017 by enabling us to serve additional large and small service providers, enterprises and support new IoT solutions and application integrators.”

About Pareteum Corporation:

Pareteum Corporation, and its subsidiaries (also referred to as “Pareteum”, and “the Company”) provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. Pareteum’s large MVNE customers, include Vodafone (NASDAQ: VOD, the world’s second largest mobile operator by customer), Zain (KW: ZAIN, the 4th largest mobile operator in the world in terms of geographical presence) and Cleartech. For more information, please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk's plans in regard to its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Investor Relations Contacts:

Steve Gersten

(813)-926-8920

sgersten@tampabay.rr.com

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